UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (650) 457-1978

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, Structure Therapeutics Inc. (the Company) issued a press release announcing positive topline clinical trial results across its oral small molecule amylin and GLP-1 programs for chronic weight management, including Phase 1/2a single ascending dose (SAD) results for ACCG-2671 (oral small molecule amylin receptor agonist) and 72-week results from the ACCESS open-label extension (OLE) study of aleniglipron (oral small molecule selective GLP-1 receptor agonist). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On September 8, 2026, the Company made available on its website an investor presentation to be shared with investors and others from time to time. A copy of this presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the press release and investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events.

ACCG-2671 (Oral Small Molecule DACRA): Phase 1 SAD Topline Clinical Trial Results

On September 8, 2026, the Company reported positive topline data for ACCG-2671, an oral, non-peptide, small molecule dual amylin and calcitonin receptor agonist (DACRA), from the SAD portion of the Phase 1/2a clinical trial. The SAD portion evaluated the safety, tolerability, pharmacokinetics (PK) and exploratory pharmacodynamic (PD) effects of ACCG-2671 in 31 healthy adult participants without obesity. A wide range of doses were explored in this first-in-human study to, among other things, inform the appropriate starting dose and titration regimen for the multiple ascending dose (MAD) study. Participants received a single dose of 1, 2, 5, or 10 mg of ACCG-2671 or placebo.

In the SAD trial, ACCG-2671 demonstrated a favorable plasma PK profile showing rapid absorption with Tmax at 1 to 1.5 hours. Exposure was consistent with dose proportionality, and the terminal half-life was approximately 6 days supporting further evaluation of daily and weekly dosing.

In the SAD trial, ACCG-2671 was generally well tolerated, with a favorable tolerability profile. There were no serious adverse events, no drug-related treatment-emergent adverse events (TEAEs) leading to treatment discontinuation, and no events of drug-induced liver injury. No nausea or vomiting was reported in the placebo, 1 mg or 2 mg dose cohorts. Dose-related gastrointestinal events emerged at 5 mg, with nausea in 4 of 5 participants and vomiting in 3 of 5 participants, and at 10 mg (in 6 of 6 participants). These findings informed the starting doses and gradual titration strategies currently being evaluated in the ongoing MAD clinical trial.

Exploratory findings with a single dose of ACCG-2671 indicated encouraging and early PD activity. A single 10 mg dose (n=6) was associated with mean body weight reductions of 3.3% at Day 24. In addition, CTX-1, a well-recognized biomarker of bone resorption, decreased by approximately 60% on Day 2 across the active dose cohorts. Together, these findings provide evidence of target engagement and support further evaluation of ACCG-2671 as a potential monotherapy as well as part of combination regimens.

The Company has begun dosing in the MAD portion of the ongoing Phase 1/2a study of ACCG-2671. The randomized, placebo-controlled MAD portion will evaluate the safety, tolerability and PK of multiple ascending oral doses of ACCG-2671 administered for 84 days across five cohorts of participants living with obesity. The clinical trial will evaluate different doses and titration regimens, dosing frequencies, with daily and weekly dosing regimens, and includes a cohort of participants receiving a stable dose of an injectable GLP-1 receptor agonist, providing an initial assessment of ACCG-2671 when administered in combination with a GLP-1 receptor agonist. Topline data for the MAD portion of the Phase 1/2a clinical trial are expected in the first half of 2027.

Aleniglipron (Oral Small Molecule Selective GLP-1 Receptor Agonist): ACCESS OLE Results

The Company also reported positive 72-week results from the ACCESS OLE clinical trial, a prespecified 36-week extension of the Phase 2b ACCESS clinical trial (NCT06693843) designed to evaluate the longer-term safety and tolerability of aleniglipron and the durability of weight loss through 72 weeks of treatment. Approximately 87% of eligible participants who completed the initial 36-week double-blind treatment period in ACCESS entered the OLE. Participants continued once-daily treatment in the OLE trial, with doses titrated every four weeks, while participants originally assigned to placebo crossed over to aleniglipron at Week 36 starting with a lower 2.5 mg dose. The OLE also evaluated whether the lower starting dose improved gastrointestinal tolerability. Since participants were titrated to the highest dose of 180 mg after Week 60, this resulted in relatively limited exposure to the 180 mg dose by Week 72.

Building on previously reported interim results from the ACCESS OLE at 56 weeks in March 2026, aleniglipron demonstrated continued weight reduction at 72 weeks. Participants originally randomized to the 45 mg, 90 mg and 120 mg arms in the ACCESS trial who continued into the OLE and dosed up to 180 mg achieved weight loss of 11.6%, 14.4% and 16.2%, respectively, with no evidence of weight loss plateau in the two top doses. More than one-third of participants in the highest dose cohorts, 90 mg and 120 mg, achieved more than 20% body weight reduction, with mean absolute body weight loss of 35.9 and 40.5 pounds, respectively.

Participants, who were originally assigned to placebo in the ACCESS clinical trial and crossed over into the OLE at Week 36, started with a 2.5 mg dose of aleniglipron, titrated every four weeks, and achieved weight loss of 9.0%, or 22.7 pounds, after 36 weeks of treatment.

Aleniglipron’s safety and tolerability profile remained consistent through 72 weeks. Treatment discontinuations due to TEAEs occurred in fewer than 5% of participants in the OLE. Placebo participants who crossed over into the OLE with a 2.5 mg starting dose and were gradually up-titrated every four weeks to 180 mg demonstrated improved gastrointestinal tolerability compared with the 5 mg starting dose in the double-blind portion of ACCESS. There were no cases of drug-induced liver injury, and all observed liver-enzyme elevations resolved without treatment discontinuation, consistent with prior aleniglipron clinical trials.

Aleniglipron is currently being evaluated in the ongoing Phase 3 ACCOMPLISH program, comprising two randomized, double-blind, placebo-controlled clinical trials. ACCOMPLISH-1 (NCT07654361) is enrolling up to 3,600 adults living with obesity or overweight with at least one weight-related comorbidity, while ACCOMPLISH-2 (NCT07654374) is enrolling up to 1,100 adults living with obesity or overweight and type 2 diabetes mellitus (T2DM). In both trials, participants will receive placebo or one of three aleniglipron maintenance doses, 45 mg, 90 mg or 180 mg, following a 2.5 mg starting dose and dose escalation at four-week intervals. The program is designed to evaluate the long-term efficacy and safety of aleniglipron and support global regulatory marketing applications for chronic weight management. The Company expects topline data in the second half of 2028.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects and future application of aleniglipron, ACCG-2671 and any other of the Company’s investigational compounds; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials; the belief that aleniglipron represents a potentially best-in-class small molecule GLP-1 agonist and has the potential to become a differentiated once-daily oral GLP-1 receptor agonist for chronic weight management; the belief that data to date from the Company’s trials support the ongoing Phase 3 ACCOMPLISH program; the belief that the Company is in a very strong position to be highly competitive; the belief that oral small molecules have the potential to combine convenient administration with scalable manufacturing; the belief that the Company’s oral amylin and GLP-1 programs have the potential to meaningfully expand treatment options for people living with obesity; the belief that ACCG-2671 represents a potentially first-in-class small molecule amylin agonist and its potential development as a monotherapy and as a complementary combination backbone with GLP-1 receptor agonists; and the expected timing of data results from the Phase 1/2a ACCG-2671 MAD trial, Phase 3 aleniglipron trials and other ongoing clinical trials. In addition, when or if used in this Current Report on Form 8-K, the words and phrases “anticipated,” “believe,” “expect,” “may,” “on track,” “plan,” “potential,” “suggests,” “to be,” “to begin,” “will,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: risks and uncertainties related to topline results that the Company reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial; the preliminary nature of the results due to the length of the study and sample size and the results from earlier clinical studies not necessarily being predictive of future results; potential delays in the commencement, enrollment and completion of the Company’s Phase 3 clinical program and other clinical studies; the Company’s ability to advance aleniglipron, ACCG-2671, ACCG-3535, LTSE-2578, and its other therapeutic candidates, obtain regulatory approval of, and ultimately commercialize the Company’s therapeutic candidates; competitive products or approaches limiting the commercial value of the Company’s product candidates; the Company’s ability to fund development activities and achieve development goals; and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s latest Quarterly Report on Form 10-Q and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 8, 2026.

99.2	Investor Presentation, dated September 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: September 8, 2026	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer